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Form 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                  June 18, 2002

                                OHIO LEGACY CORP
             (Exact name of registrant as specified in its charter)

            Ohio                        000-31673                34-1903890
    ---------------------        ----------------------       ---------------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)


   305 West Liberty Street, Wooster, Ohio                  44691
   --------------------------------------                --------
  (Address of principal executive offices)              (ZIP Code)

Registrant's telephone number, including area code:  (330) 263-1955
                                                     --------------

                                       N/A
                                       ---
          (Former name or former address, if changed since last report)


Item 5.           Other Events

            On June 18, 2002, each member of the Board of Directors of the Registrant's wholly owned subsidiary, Ohio Legacy Bank, National Association, Wooster, Ohio (the "Bank"), signed a formal agreement ("Agreement") with the Office of the Comptroller of the Currency ("OCC") to address certain issues raised at the Bank's January 28, 2002 examination. Under the Agreement, the Bank is required to adopt and implement certain plans, policies and strategies including a strategic and related staffing plan, management information system and information security programs, and an independent, ongoing review system for the Bank's loan and lease portfolios. In addition, the Agreement requires that the Bank achieve, by June 30, 2002, and thereafter maintain, Tier I capital of at least 11% of risk-weighted assets and Tier I capital of at least 8% of adjusted total assets. Within ninety (90) days, the Bank also must develop a three (3) year capital program which must include specific plans for maintaining capital at these levels, growth projections, consideration of sources and types of additional capital, and contingency plans should primary capital sources become unavailable. The Agreement further provides that until the Bank has received no supervisory objection to its Capital Plan and until it has received notice that the Bank has achieved compliance with the OCC-approved Strategic and Staffing Plan, the Bank's asset growth cannot exceed five percent (5%) per calendar quarter.


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            Additionally, the Agreement prohibits the Board of Directors from declaring or paying any dividends unless the Bank is in compliance with (1) certain statutory requirements, its approved capital program, and the Tier I capital levels set forth in the Agreement, and (2) has notified the OCC. As a holding company without significant assets other than its ownership of the Bank, the Registrant's ability to meet its cash obligations is dependent upon the payment of dividends by the Bank.

            At March 31, 2002 (the last call report), the Bank had Tier I capital of 15.27% of risk-weighted assets and Tier I capital of 10.79% of adjusted total assets. The June 30 quarter ending call report is not due to be filed until the end of July 2002. Management believes that the required ratios will be met as of June 30, 2002 as required. Management believes that it will be able to adopt and implement the various plans, policies and strategies required by the Agreement. However, no assurances can be given that management will be successful in such efforts.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

                                        OHIO LEGACY CORP

                                        By:       /s/ L. Dwight Douce
                                           ----------------------------------
                                           Name: L. Dwight Douce
                                           Title:   President,
                                                    Chief Executive Officer,
                                                    and Director

Date:  July 8, 2002